    As filed with the Securities and Exchange Commission on January 16, 2007

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          RENAISSANCE ACQUISITION CORP.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                  20-4720414
       (State of incorporation of              (IRS Employer Identification No.)
              organization)

     50 East Sample Road, Suite 400
         Pompano Beach, Florida                             33064
     (Address of principal executive                      (Zip Code)
                offices)

If this form relates to the                 If this form relates to the
registration of a class of securities       registration of a class of
pursuant to Section 12(b) of the            securities pursuant to Section
Exchange Act and is effective               12(g) of the Exchange Act and is
pursuant to General Instruction             effective pursuant to General
A.(c), please check the following           Instruction A.(d), please check the
box. [X]                                    following box. [ ]

Securities Act registration statement file number to which this Form relates: 333-134444
         ----------
       (If applicable)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

          Title of each class                   Name of Exchange on which
            to be registered                    class is to be registered

      Units, each consisting of                 American Stock Exchange
     one share of Common Stock
          and two Warrants

Common Stock, par value $.0001 per share        American Stock Exchange

Warrants, exercisable for one share of          American Stock Exchange
Common Stock at an exercise price of
        $5.00 per share

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      None.

ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The securities to be registered hereby are the units, common stock and warrants of Renaissance Acquisition Corp. (the "Company"). The description of the units, the common stock and the warrants contained in the section entitled
"Description of Securities" in the Prospectus included in the Company's
Registration Statement on Form S-1 (Registration No. 333-134444), filed with the
Securities and Exchange Commission on May 24, 2006, as amended from time to time
(the "Registration Statement"), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

ITEM 2.       EXHIBITS

         The following exhibits to this Registration Statement have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

       *3.1         Form of Amended and Restated Certificate of Incorporation.
       *3.2         By-laws.
       *4.1         Specimen Unit Certificate.
       *4.2         Specimen Common Stock Certificate.
       *4.3         Specimen Warrant Certificate.
       *4.4         Form of Unit Purchase Option
       *4.5         Form of Warrant Agreement between Continental Stock Transfer
                    & Trust Company and the Company

   -----------
*  Incorporated by reference to the corresponding exhibit filed with the
   Registration Statement, SEC File No. 333-134444, as amended from time to time.

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 12, 2007      RENAISSANCE ACQUISITION CORP.

                            By: /s/ Barry W. Florescue
                               -------------------------------------------------
                               Name:      Barry W. Florescue
                               Title:     Chairman and Chief Executive Officer

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